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                                                                 EXHIBIT 3.6
                                     BY-LAWS
                                       OF
                 JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III


                                    ARTICLE I
                               OFFICES AND RECORDS

         Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be as determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.
         Section 2. Corporate Offices. The Corporation may have corporate offices anywhere within or without the State of Missouri as the Board of Directors from time to time may determine or the business of the Corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the Corporation may be fixed and designated from time to time by the Board of Directors, but the location or residence of the Corporation in Missouri shall be deemed for all purposes to be in the county in which its registered office in Missouri is maintained.
         Section 3. Records. The Corporation shall keep at its registered office, or principal place of business, in Missouri, original or duplicate books in which shall be recorded the number of shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time other or additional records, statements, lists, and information as may be required by law, including the Shareholders' lists specified in these By-Laws.


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         Section 4. Inspection of Records. A Shareholder, if he is entitled and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect the records only during the usual and customary hours of business and in a manner as will not unduly interfere with the regular conduct of the business of the Corporation. A Shareholder may delegate his right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the Shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to the inspection made by the accountant. No Shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation, as a condition precedent to any Shareholder's inspection of the records of the Corporation, may require the Shareholder indemnify the Corporation, in the manner and for the amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by the Shareholder of information obtained in the course of the inspection.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meetings. The annual meeting of Shareholders of this Corporation for the election of Directors of this Corporation and transaction of other business as may properly be brought before the meeting shall be held on the 1st day of March of each year, if not a legal holiday, and if a legal holiday, then on the next business day thereafter, at 10:00 o'clock a.m.
         Section 2. Special Meetings. Special meetings of the Shareholders may be called at any time by the President, Board of Directors, or the holders of not less than one-fifth (1/5) of all outstanding shares entitled to vote at any special meeting.
         Section 3. Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action taken, shall be signed by all of the Shareholders

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entitled to vote with respect to the action taken. A consent shall have the same force and effect as a unanimous vote of the Shareholders at a meeting duly held and may be stated as such in a certification or document filed by the Corporation. The Secretary shall file all consents with the minutes of the meetings of the Shareholders.

         Section 4. Place of Meetings. Annual and special meetings of the Shareholders shall be held at the then registered office of the Corporation in Missouri, or at such other place within or without the State of Missouri as the Board of Directors shall have determined and as the notice of the meeting shall specify, or as the Shareholders may agree by written consent. The "call" and "notice" of any meeting shall be deemed synonymous.

         Section 5. Notice. Written or printed notice of each meeting of Shareholders stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) days or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at the meeting, unless as to a particular matter, other or further notice is required by law, in which case the other or further notice shall be given.

         Any notice of a Shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the Shareholder at his address as it appears on the records of the Corporation.

         Section 6. Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-Laws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of the notice.

         Attendance of a Shareholder at any meeting shall constitute a waiver of notice of that meeting except where a Shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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         Section 7. Presiding Officials. Every meeting of the Shareholders, for whatever object, shall be convened by the President, Secretary or other officer or any of the persons who called the meeting by notice as above provided but it shall be presided over by the officers specified in Article VI of these By-Laws; provided, however, that the Shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary contained elsewhere in these By-Laws, may select any persons of their choosing to act as chairman and secretary of the meeting or any session thereof.

         Section 8. Business Which May be Transacted at Annual Meetings. At each annual meeting of the Shareholders, the Shareholders shall elect a Board of Directors to hold office until the next succeeding annual meeting or until their successors shall have been elected and qualified and they may transact such other business as may be desired, whether or not it was specified in the notice of the meeting, unless the consideration of that other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

         Section 9. Business Which May be Transacted at Special Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of that meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereat.

         Section 10. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the Shareholders of record on the books of the Corporation holding a majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the Shareholders. Every decision of a majority in amount of shares of the quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by the Articles of Incorporation, these By-Laws or the laws of the State of Missouri then in effect. If, however, a quorum is not present at any meeting, the Shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice to any Shareholder other than announcement at the meeting, to a specified date not longer than ninety (90) days after the adjournment. At any subsequent session

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of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

         Section 11. Proxies. At any meeting of the Shareholders, the Shareholders entitled to vote at the meeting may be represented in person or by proxy, evidence of which shall be in writing and exhibited to the proper officers. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves.

         Section 12. Voting. Each Shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation and which is registered in his name on the books of the Corporation. In all elections of Directors, cumulative voting shall prevail. In Board elections, each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him, multiplied by the number of Directors to be elected at the election, and he may cast the whole number of votes for one candidate or distribute them among two or more candidates. Directors shall not be elected in any other manner.

         Persons holding stock which has been pledged, or holding stock as executor, personal representative, administrator, guardian or trustee, may represent and vote the stock on all issues.

         Shares registered in the name of another corporation may be voted by the officer, agent or proxy, as the by-laws of the corporation prescribe, or, in the absence of a provision, as the board of directors of that corporation may determine.

         No person shall be admitted to vote on any shares belonging or hypothecated to the Corporation.

         If the Board of Directors shall not have closed the transfer books of the Corporation and there shall be no date fixed by the Board of Directors or by statute for the determination of its

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Shareholders entitled to vote, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the Corporation shall stand on the transfer books at the time of the meeting.

         Section 13. Shareholders' Lists. A complete list of the Shareholders entitled to vote at each meeting of the Shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at the registered office of the Corporation in Missouri and shall at any time during the usual hours for business be subject to inspection by any Shareholder. The list or a duplicate thereof shall also be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine the list, share ledger or transfer book or to vote at any meeting of Shareholders.

         Failure to comply with the foregoing shall not effect the validity of any action taken at any meeting.

                                   ARTICLE III
                                    DIRECTORS

         Section 1.  Directors -- Number.

         Unless and until changed by the Board of Directors as hereinafter provided, the number of Directors to constitute the Board of Directors shall be the same number as that provided for the first board in the Articles of Incorporation. The Board of Directors, to the extent permitted by law, shall have the power to change the number of Directors, provided that the Secretary of State of the State of Missouri is notified of any change within thirty (30) days of the date thereof. Any additional directorships shall be filled by election at the next annual meeting of Shareholders, or a special meeting of Shareholders called for that purpose. Directors need not be Shareholders unless the Articles of Incorporation at any time so require.


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         Section 2. Powers of the Board. The property and business of the
Corporation shall be controlled and managed by the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the Shareholders.

         Section 3. Offices. The Directors may have one or more offices, and keep the books of the Corporation (except the original and duplicate stock ledgers, and other books and records as may by law be required to be kept at a particular place) at the place or places within or without the State of Missouri as the Board of Directors may from time to time determine.

         Section 4. Term. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders entitled to vote thereat shall elect Directors (with respect to all directorships) to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.

         Section 5. Meetings. All meetings of the Board of Directors of this Corporation may be held within or without the State of Missouri as may be provided in the resolution or notice calling the meeting. The annual meeting of the Directors for the purpose of electing officers and transacting other business as may come before the meeting shall be held on the same day of each year as the annual meeting of the Shareholders and immediately following its adjournment. No notice of the annual meeting of the Directors need be given. The members of each newly elected Board shall meet (i) at the time and place, either within or without the State of Missouri, as shall be suggested or provided for by resolution of the Shareholders at the annual meeting and no notice of the meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the Shareholders or if a quorum shall not be present, the members of the Board may meet at the time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that written or printed notice of the meeting shall be mailed,

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sent by telegram or delivered to each of the other Directors in the same manner as provided in Section 6 of Article III of these By-Laws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in the notice, or (iii) regardless of whether or not the time and place of the meeting shall be suggested or provided for by resolution of the Shareholders at the annual meeting, the members of the Board may meet at the time and place as shall be consented to in writing by all of the newly elected Directors. Each Director, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected Directors shall constitute his acceptance of the office; or he may execute the acceptance by a separate writing, which shall be placed in the minute book.

         Section 6. Regular Meetings -- Notice. Regular meetings of the Board shall be held at those times as the Board may provide and without any notice other than the resolution or action providing for the meetings. Any business may be transacted at a regular meeting.

         Section 7. Special Meetings -- Notice. Special meetings of the Board may be called at any time by the call of any member of the Board.

         Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed or sent by personal delivery to each Director at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by federal express or the equivalent, or be delivered, at least two (2) days before the day on which the meeting is to be held. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the Director at his residence or usual place of business. The notice may be given by any officer having authority to call the meeting or by any Director.

         "Notice" and "call" with respect to meetings shall be deemed to be synonymous.

         Section 8. Waiver of Notice. Whenever any notice is required to be given to any Director under the provisions of these By-Laws, or of the Articles of Incorporation or of any law,

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a waiver thereof in writing signed by the Director, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.

         To the extent provided by law, attendance of a Director at any meeting shall constitute a waiver of notice of that meeting.

         Section 9. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these By-Laws or by law, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in that manner shall constitute presence in person at that meeting.

         Section 10. Quorum. At all meetings of the Board a majority of the entire Board of Directors shall, unless a greater number as to any particular matter is required by statute, the Articles of Incorporation or these By-Laws, constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, the Articles of Incorporation, or these By-Laws, shall be the act of the Board of Directors.

         Section 11. Vacancies. If the office of any Director becomes vacant by reason of death, mental incapacity or registration, a majority of the surviving or remaining Directors, though less than a quorum, may fill the vacancy until a successor has been duly elected at a Shareholders' meeting.

         Section 12. Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action taken, are signed by all the Directors. The consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held. The Secretary shall file all consents with the minutes of the meetings of the Board of Directors. Accordingly, formal

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meetings of the Directors need not be held where the action of all the Directors shall be consented to in writing.

         Section 13. Compensation of Directors. Directors shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 14. Presumption of Assent. A Director of the Corporation shall be presumed to have assented to the action taken on any corporate matter at a Board of Directors meeting at which he is present, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the Secretary of the meeting before the adjournment thereof or shall forward the dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A Director who voted in favor of an action may not dissent.

         Section 15. Chairman of the Board. The Board of Directors may authorize one of their members to serve as Chairman of the Board of Directors. The Chairman shall preside over all meetings of the Board of Directors and the Shareholders.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. Executive Committee. An Executive Committee of two or more Directors may be created by the Board of Directors to serve at the pleasure of the Board, and one of the Directors may be designated to act as Chairman thereof. The Board of Directors shall fill the vacancies on the Committee. Between meetings of the Board of Directors, the Executive Committee shall possess and may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Corporation, to the extent authorized by resolution adopted by the Board of Directors. The Executive Committee shall keep a complete record of its activities and regularly report them to the Board of Directors at every meeting thereof. All

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action taken by the Executive Committee shall be subject to revision, alteration or change by the Board of Directors, provided that rights of third persons shall not be affected thereof.

         Section 2. Meetings of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee may determine the time and place for its meetings, the notice necessary therefor and its rules of procedure.

         Section 3. Other Committees. The Board of Directors, by resolution, may provide for other committees as it deems necessary, to serve at its pleasure and to have the powers and perform the functions as may be assigned to them.

                                    ARTICLE V
                                    OFFICERS

         Section 1. Officers -- Who Shall Constitute. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and other officers as may be deemed necessary to carry out the purposes for which the Corporation was formed. The Board of Directors may choose and appoint one or more additional officers and agents, if any, as it may deem necessary from time to time. Any two or more offices may be held by one and the same person. The Board shall elect or appoint a President and Secretary at its first meeting and after each annual meeting of the Shareholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board may, if it desires, further identify or describe any one or more of the officers.

         The officers of the Corporation need not be members of the Board of Directors.

         An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of the person his written acceptance and promise faithfully to discharge the duties of the office.


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         Section 2. Terms of Officer. Each officer of the Corporation shall hold his office at the pleasure of the Board of Directors or for a period as the Board may specify at the time of his election or appointment, or until his death, mental incapacity, resignation or removal by the Board, whichever first occurs. In any event, the term of office of each officer of the Corporation holding his office at the pleasure of the Board shall terminate at the annual meeting of the Board next succeeding his election or appointment and at which any officer of the Corporation is elected or appointed, unless the Board provides otherwise at the time of his election or appointment.

         Section 3. Other Agents. The Board from time to time may also appoint other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for the period as the Board may specify, and shall exercise the powers, have the titles and perform the duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make those determinations.

         Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interest of the Corporation would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5. Salaries and Compensation. The Board of Directors shall from time to time in its discretion fix or alter the compensation of any officer. The Board of Directors may delegate the power to alter and fix compensation of any officer by vote of the majority of the full Board of Directors by a resolution at any meeting of the Board of Directors.

         Section 6. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to that officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.


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                                   ARTICLE VI
                               DUTIES OF OFFICERS

         Section 1. The Chairman of the Board. The Chairman of the Board of Directors and the President shall, except as otherwise provided for in these By-Laws, preside at all meetings of the Shareholders and Directors and shall have general supervision over the business and affairs of the Corporation at which he may be present. The Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all the powers otherwise conferred upon the President of the Corporation under these By-Laws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation, notice thereof shall be given to the extent and in the manner as may be required by law. The Chairman of the Board shall have those other duties, powers and authority as may be prescribed elsewhere in these By-Laws and which usually pertain to that office.

         Section 2. The President. Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a Corporation and he shall carry into effect all directions and resolutions of the Board. He shall have general supervision over the business and affairs of the Corporation and shall have those other duties, powers and authority as pertain to that office. The President shall preside at all meetings of the Shareholders and of the Board of Directors.

         The President shall sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the Corporation requiring a seal, under the seal of the Corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the Corporation.

         Unless the Board otherwise provides, the President, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent the

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Corporation thereat and to vote or take action with respect to the shares of any corporation owned by this Corporation in any matter as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any shares owned by this Corporation.

         He shall, unless the Board otherwise provides, be ex-officio a member of all standing committees.

         He shall have other or further duties and authority as may be prescribed elsewhere in these By-Laws or from time to time by the Board of Directors.

         If a Chairman of the Board is elected or appointed and designated as the chief executive officer of the Corporation, as provided in these By-Laws, the President shall perform those duties as may be specifically delegated to him by the Board of Directors and as are conferred by law exclusively upon him, and in the absence, disability or inability to act as the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 3. The Secretary. The Secretary shall attend all sessions of the Board and, except as otherwise provided for in these By-Laws, all meetings of the Shareholders, and shall keep an accurate record of the proceedings of the meetings. He shall perform like duties for the executive and other standing committees when requested by the Board or any committee to do so.

         He shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the Corporation in Missouri, or elsewhere, are so maintained.

         He shall give notice of the meetings of the Shareholders and of the Directors required by law and these By-Laws.

         He shall keep in safe custody the seal of the Corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and, when so affixed, he shall attest by his signature.


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         He shall perform other duties and have other authority as may be prescribed elsewhere in these By-Laws or from time to time by the Board of Directors or the chief executive officer of the Corporation under whose direct supervision he shall be.

         He shall have other duties, powers and responsibilities as are usually incident to the office of the secretary of a corporation.

         Section 4. Duties of Officers May be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board of Directors concurs therein.
                                   ARTICLE VII
                                 SHARES OF STOCK

         Section 1. Payment for Shares of Stock. The Corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any Shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares.

         Section 2. Certificates for Shares of Stock. The certificates of stock of the Corporation shall be in the form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors in conformity with any applicable laws. All certificates shall be signed by the President and by the Secretary and shall bear the corporate seal. All certificates shall be consecutively numbered. If the Corporation has a transfer agent or a transfer clerk who signs the certificates, the signatures of any of the other officers above mentioned may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer were an officer at the date of its issue. The name of the person, firm, partnership,

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corporation or association to whom each certificate is issued, the number of shares represented thereby and the date of issue, shall be entered on the books of the Corporation, the entries shall show the name and address of the person, firm, corporation or association to whom each certificate is issued.

         Section 3. Transfers of Shares--Transfer Agent--Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record books and other transfer records shall be in the possession of the Secretary or of a transfer agent or transfer clerk for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent or transfer clerk, and, if desired, a registrar, under those arrangements and upon those terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent or transfer clerk of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

         Section 4. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the Shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty
(50) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any meeting and any adjournment thereof, or entitled to receive payment of any

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dividend, or entitled to any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares. In each case, Shareholders and only Shareholders as shall be Shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books, or the record date fixed as aforesaid.

         Section 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of the loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar of the stock, if any, in the sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper so to do.

         Section 6. Regulations. The Board of Directors shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates of shares of stock of the Corporation, not inconsistent with the laws of Missouri, the Articles of Incorporation or these By-Laws.

                                  ARTICLE VIII
                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and the words: "Corporate Seal -- Missouri". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
                                   ARTICLE IX
                                     GENERAL

         Section 1. Fixing of Capital - Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly

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empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

                  (a) The determination of what part of the consideration received for shares of the Corporation shall be stated capital;

                  (b)      Increasing stated capital;

                  (c)      Transferring surplus to stated capital;

                  (d) The consideration to be received by the Corporation for its shares; and

                  (e)      All similar or related matters;

provided that any concurrent action or consent by or of the Corporation and its Shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

         Section 2. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation and of any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, in property, or in shares of the Corporation's stock.

         Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

         Section 3. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends that sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose deemed by the Board to be conducive to the interests of the Corporation, and the Board may abolish any reserve in the manner in which it was created.

         Section 4. Loans to Shareholders Prohibited. The Corporation shall not loan money to any Shareholder of the Corporation for the purpose of acquiring shares in the Corporation.

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         Section 5. Checks. All checks and similar instruments for the payment of money shall be signed by an officer or officers or another person or persons as the Board of Directors may from time to time designate. If no designation is made, and unless and until the Board otherwise provides, the President and Secretary, shall have power to sign all instruments for, in behalf and in the name of the Corporation which are executed or made in the ordinary course of the Corporation's business.

         Section 6. Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

         Section 7. Directors' Annual Statement. The Board of Directors may present at each annual meeting, and when called for by vote of the Shareholders shall present to any annual or special meeting of the Shareholders, a full and clear statement of the business and condition of the Corporation.

         Section 8. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                                    ARTICLE X
                                   AMENDMENTS

         The By-Laws of the Corporation may be amended or repealed and new By-Laws may be adopted by a vote of the majority of the shares represented in person or by proxy and entitled to vote, at any annual meeting of Shareholders without notice, or at any special meeting of Shareholders with notice setting forth the terms of the proposed By-Laws, amendment, or repeal. The Board of Directors shall also have the power to make, alter, amend, or repeal the By-Laws of the Corporation to the extent that power may be vested in the Board of Directors by the Articles of Incorporation.

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